CHINA WIND SYSTEMS, INC.
No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District
Wuxi City, Jiangsu Province, PRC

March 24, 2008

To:	Mr. Gerald Goldberg
19 Peter Andrew Crescent
Thornhill, Ontario L4J 3E2
CANADA

Re: China Wind Systems, Inc. Board of Directors

Dear Mr. Goldberg:

China Wind Systems, Inc., a Delaware corporation (the “Company”), is pleased to advise you that you have been elected as a director of China Wind Systems, Inc., subject to your acceptance and agreement to serve as a member of the our Board of Directors (the “Board”). Directors are elected for a period of one year and until their successors are elected and qualified. At each annual meeting of stockholders, we elect directors to serve for the following year. The Board is responsible for managing our business and affairs.

This Agreement shall set forth the terms of your service as a director, keeping in mind that, as a director of a Delaware corporation, you have the responsibilities of a director under the Delaware General Corporation Law.

1.  Acceptance; Board and Committee Service. You hereby accept your election as a director of the Company. You agree to serve on the audit and compensation committees, and to serve as chairman of the audit committee. You confirm to us that you are an independent director as defined in the Nasdaq rules and regulations.

2.  Services.

(a)  The Board will have four regular meetings each year, one of which will be held in the People’s Republic of China. Special meetings may be called from time to time to the extent that they are deemed necessary. In addition, the independent directors may have separate meetings, which may be held on the same day as a board meeting.

(b)  The audit committee will have four regular meetings, one to review the financial statements for each of the first three fiscal quarters and a fourth to review the audited financial statements for the fiscal year. At these meetings, the audit committee will meet with representatives of our independent registered accounting firm (the “auditors”) and, if the audit committee deems necessary or desirable, the chief financial officer, to review the financial statements together with any questions raised by the auditors’ review of our disclosure and internal controls. The audit committee will also work with the auditors in connection with the implementation of internal controls. It is possible that additional meeting of the audit committee may be required.

(c)  The compensation committee is responsible for administering any stock option of other equity-based incentive plans and for determining the compensation of the chief executive officer and other executive officers. We expect that the compensation committee will meet twice a year.

(d)  A copy of the charters for the audit and compensation committee and our code of ethics have previously been provided to you.

3.  Attendance. Meetings for each year shall be scheduled at the beginning of the year and shall be reasonably acceptable to all directors. If you are unable to attend a meeting in person, you may participate by conference call. In addition, you shall be available to consult with the other members of the Board as necessary via telephone, electronic mail or other forms of correspondence. In addition, you will review our financial statements and annual and quarterly reports prior to the audit committee meetings. We anticipate that your participation by means other than personal attendance, including review of our financial statements and annual and quarterly reports, as described herein shall be, on the average during the year, not more than ten hours per month.

4.  Services for Others. While we recognize that you may serve as a director of other companies and you are a partner in a registered accounting firm that may represent other companies, you understand and agree that you are and will be subject to our policy that restricts you from using or disclosing any material non-public information concerning our company or from using or disclosing any of our trade secrets or other proprietary information. Similarly, you agree that you will not use or disclose, in the performance of your duties as a director, any trade secrets or proprietary information of any other company. You agree to execute our standard non-disclosure agreement.

5.  Blackout Period. You understand that we have a policy pursuant to which no officer, director or key executive may not engage in transactions in our stock during the period commencing two weeks prior to the end of a fiscal quarter and ending the day after the financial information for the quarter and year have been publicly released. As a member of the audit committee, if you have information concerning our financial results at any time, you may not engage in transactions in our securities until the information is publicly disclosed.

6.  Compensation. As an independent director and member of the audit and compensation committees and chairman of the audit committee, you will receive the following compensation:

(a)  An annual fee of $25,000, payable quarterly.

(b)  Such number of shares of common stock as has a value on the date of your acceptance, of $45,000, based on the closing price of the stock on such date. You shall have piggyback registration rights with respect to such shares; provided, that such right will be subordinate to the rights of any investors in any past or present private placement of securities and such right may not be exercised if the total number of shares issued to you pursuant to this Agreement, is not more than 1% of our outstanding common stock.

(c)  The compensation covers four meeting that you attend. If you attend more than four meetings in person, you will receive a per diem fee of $5,000 for meeting for each meeting you attend in person after the first such meeting. If board and committee meetings are held on the same day or the following day, they shall be, for purposes of this Section 6, be treated as one meeting.

(d)   If a meeting that you attend in person two days of meeting, you shall be compensated $3,000 per day for each additional day of meeting that is convened for that meeting.

(e)  Within six months from the date of this Agreement, we shall adopt and implement, subject to stockholder approval, an equity participation plan that provides for equity participation by independent directors.

(f)  If your duties require you to devote more than an average of ten hours per month, you shall receive $375 for each hour or partial hour that your average monthly time exceeds ten hours.

7.  Compensation for Subsequent Years. Your compensation for subsequent years shall be determined by the Board or the compensation committee, provided that the compensation for any year shall not be less than the compensation for the immediately prior year.

8.  Reimbursement of Expenses. You will be reimbursed for all reasonable expenses incurred in connection with the performance of your services as a director and committee member and/or chairman, including your travel, lodging and related expenses, which will include business class travel to, and five-star lodging in, the People’s Republic of China for one meeting of the Board and any other meeting where you are required or requested to attend in person. If the Board or any committee has more than one meeting in China, you may attend that meeting by conference call unless you are otherwise in China.

9.  Officers’ and Directors’ Liability Insurance. We presently have officers’ and directors’ liability insurance in the amount of $5 million, and we will maintain such insurance in not less than that amount.

10.  Certain Representations. You represent and agree that you are accepting the shares of common stock being issued to you pursuant to this Agreement for your own account and not with a view to or for sale of distribution thereof. You understand that the securities are restricted securities and you understand the meaning of the term “restricted securities.” You further represent that you were not solicited by publication of any advertisement in connection with the receipt of the Shares and that you have consulted tax counsel as needed regarding the Shares.

11.  Independent Contractor. You understand that, as a director, you will be an independent contractor and not an employee, and, unless the Board expressly grants you such authorization, you shall have no authority to bind us or to act as our agent.

12.  Entire Agreement; Amendment; Waiver. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. This Agreement may be modified or amended, and no provision of this Agreemetn may be waived, except by a writing that expressly refers to this Agreements, states that it is an amendment, modification or waiver and is signed by both parties, in the case of an amendment or modification or the party granting the waiver in the case of a waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.

The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

            Sincerely,

            CHINA WIND SYSTEMS, INC.

            By:        /s/ Jianhua Wu
            Jianhua Wu
            Chief Executive Officer

AGREED AND ACCEPTED:

  /s/ Gerry Goldberg
Gerry Goldberg